Exhibit 10.23

              SCHEDULE TO AMENDMENT TO EMPLOYEE'S OPTION AGREEMENT
                                February 13, 1997

In addition to the Amendment to Employee's Option Agreement dated February 13, 1997 between the Company and Ken Scott (the "Amending Agreement"), the Company on the same date entered into an Amendment to Employee's Option Agreement between the Company and Trudy Weed with identical terms to the Amending Agreement in the amount of 5,000 shares.